---------------------                                    -----------------------
CUSIP NO. 64115D109             SCHEDULE 13D               PAGE 6 OF 44 PAGES
---------------------                                    -----------------------

                                    EXHIBIT 1
             DIRECTORS AND EXECUTIVE OFFICERS OF BAY NETWORKS, INC.


           (A)                                   (C)                                        (F)

                                     PRINCIPAL OCCUPATION OR
        DIRECTORS                     EMPLOYMENT AND ADDRESS                           CITIZENSHIP
-----------------------------------------------------------------------------------------------------
David L. House               Chairman of the Board, President and Chief               United States
                             Executive Officer, Bay Networks, Inc.
Arthur Carr                  Director, Private Investor                               United States
Shelby H. Carter, Jr.        Director, Adjunct Professor, Graduate School             United States
                             of Business, University of Texas at Austin
Kathleen A. Cote             Director, President and Chief Executive Officer,         United States
                             Computervision Corporation
John S. Lewis                Director, Managing Partner, Pacific Venture Group;       United States
                             General Partner, Paragon Venture Partners
Benjamin F. Robelen          Director,  Private Investor                              United States
Ronald V. Schmidt            Director, Founder of Bay Networks, Inc.                  United States
Paul J. Severino             Director, Founder of Bay Networks, Inc.                  United States

---------------------                                    -----------------------
CUSIP NO. 64115D109             SCHEDULE 13D               PAGE 7 OF 44 PAGES
---------------------                                    -----------------------



           (A)                                   (C)                                        (F)

                                     PRINCIPAL OCCUPATION OR
        DIRECTORS                     EMPLOYMENT AND ADDRESS                           CITIZENSHIP
-----------------------------------------------------------------------------------------------------
David L. House               Chairman of the Board, President and Chief               United States
                             Executive Officer, Bay Networks, Inc.
Lloyd A. Carney              Executive Vice President and General Manager,            United States
                             Enterprise Business Group
Stephen G. Pearse            Executive Vice President and General Manager,            United States
                             Internet/Telecom Business Group
Ralph R. Russo               Executive Vice President, Operations                     United States
David J. Rynne               Executive Vice President and Chief Financial             United States
                             Officer
David A. Shrigley            Executive Vice President for Marketing, Sales and        United States
                             Service
Michael K. Gallagher         Senior Vice President, North America Sales               United States
John J. Poggi, Jr.           Vice President, General Counsel and Secretary            United States
Jane A. Risser               Vice President and Corporate Treasurer                   United States
Rob G. Seim                  Vice President and Corporate Controller                  United States
